                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated
July 19, 1999 except for Note 9, as to which the date is September   , 1999, in
the Registration Statement (Form S-1) and related prospectus of Cerent Corporation for the registration of shares of its common stock.

Walnut Creek, California                      /s/ Ernst & Young LLP
July 19, 1999